UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2013

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Tech Data Drive Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   727-539-7429

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Tech Data Corporation (the "Company") announced that on December 6, 2013, the NASDAQ Listing Qualifications Panel informed the Company that its request for continued listing on The NASDAQ Stock Market until March 27, 2014 was granted. The Company must regain compliance with all applicable requirements for continued listing on The NASDAQ Stock Market including filing its outstanding annual and periodic reports with the Securities and Exchange Commission ("SEC") on or prior to March 27, 2014. The Company is working towards becoming current with its SEC reports prior to the March date.

A copy of the Company's press release announcing these matters is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

The report includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's expectation of regaining compliance with all SEC filing requirements and NASDAQ Stock Market listing requirements on or prior to March 27, 2014. These statements are subject to risks and uncertainties, including the risk that additional information relating to the scope of the improprieties may arise during our ongoing review in connection with the pending restatement, the risk that the process of preparing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement of certain financial statements and the ramifications of the Company's potential inability to timely file required periodic reports. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this Current Report on Form 8-K, and the Company does not undertake to update or revise these statements to reflect subsequent developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	December 9, 2013 Press Release by Tech Data Corporation.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation (Registrant)
December 9, 2013 (Date)	/s/ JEFFERY P. HOWELLS Jeffery P. Howells Executive Vice President & Chief Financial Officer